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                                                                   EXHIBIT 10.36

                             DATED NOVEMBER 30, 2001

                             PALM IRELAND INVESTMENT

                                       and

                          FOOTHILL CAPITAL CORPORATION

                                   (as Agent)

                         -------------------------------

                                  SHARE CHARGE

                         -------------------------------

                                   Arthur Cox
                                   ----------

                                Earlsfort Centre
                                Earlsfort Terrace
                                    Dublin 2

                                    WJ1844/jb

                                    29/11/01


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THIS SHARE CHARGE is made the 30th of November, 2001.

BETWEEN:

(1) PALM IRELAND INVESTMENT, a company incorporated and registered under the laws of Ireland having its registered office at 5 Richview Office Park, Clonskeagh, Dublin 14, (the "Chargor"); and

(2) FOOTHILL CAPITAL CORPORATION, a Californian corporation with its principal place of business at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, Los Angeles California 90404 USA as agent for the hereinafter defined Lenders (the "Agent").

WITNESSES as follows:

1     DEFINITIONS AND INTERPRETATION

1.1   Definitions:

      In this Share Charge, words or expressions defined in the Loan Agreement (as defined below) shall, unless otherwise defined below, bear the same meaning in this Share Charge and, in addition, in this Share Charge (unless the context otherwise requires) the following expressions have the following meanings:

      "Business Day" means a day on which banks generally are open for business (other than a day on which banks are only open for business in euro) in California (excluding Saturdays, Sundays and bank or public holidays in those places);

      "Charged Property" means all Investments from time to time charged in favour of, or assigned to, Agent on behalf of the Lender Group by or pursuant to this Share Charge;

      "Default" has the meaning given to it in the Loan Agreement;

      "Event of Default" has the meaning given to it in the Loan Agreement;

      "Group" means together the Domestic Parent (as defined in the Loan Agreement) and its direct and indirect subsidiaries from time to time and

      "Group Company" means any of such entities;

      "Investments" means

(a)         the Securities; and

(b) all stocks, shares or other securities, rights, monies or other property (together the "Derivative Assets") accruing, offered, issued or otherwise derived at any time (whether before or after the date of this Share Charge) by way of bonus, redemption, exchange, purchase, substitution, conversion, preference, option or otherwise in respect of any of the Securities; and


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(c)        all dividends, interest and other distributions paid or payable in respect of or deriving from any of the Securities or the Derivative Assets or deriving from any investment of any such dividends, interest or other income provided however that the Investments shall at no time exceed 100% of the entire issued ordinary share capital of Subsidiary Borrower;

      "Irish Debenture" means the Debenture of even date herewith executed by Subsidiary Borrower and Agent;

      "Irish Loan Documents" has the meaning given to it in the Loan Agreement;

      "Lender Group" shall have the meaning given to it in the Loan Agreement;

      "Lenders" shall have the meaning given to it in the Loan Agreement and shall include (where the context permits or requires) any successor, assignee or transferee lenders permitted under the Loan Agreement;

      "Lien" means any lien, mortgage, charge, standard security, pledge, hypothecation, security trust, assignment by way of security, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement, having the commercial effect of conferring security and any agreement to enter into, create or establish any of the foregoing;

      "Loan Agreement" means the Loan Agreement of even date herewith among Palm Global Operations Limited as Subsidiary Borrower, the Lenders, Agent, Heller Financial, Inc. as the Syndication Agent, and The CIT Group/Business Credit, Inc. as the Documentation Agent.

      "UK Loan Documents" has the meaning given to it in the Loan Agreement;

      "Permitted Lien" has the meaning given to it in the Loan
      Agreement;"Secured Sums" means all money and liabilities covenanted to be paid or discharged by the Chargor to Agent on behalf of the Lender Group under Clause 2.1 (Covenant to Pay);

      "Securities" means the securities described in the First Schedule and all other stocks, shares or other securities or investments now or in the future owned at law or in equity by the Chargor constituting 100% of the issued share capital of Subsidiary Borrower but not including, for the avoidance of doubt, stocks, shares or other securities or investments in the capital of any other company or entity; and

      "Subsidiary Borrower" means Palm Global Operations Limited, a company incorporated under the laws of Ireland with its registered office at 25-28 North Wall Quay, Dublin 1.

1.2 Interpretation:In this Share Charge, unless the context otherwise requires:

      1.2.1 words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall also include the


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             feminine gender; words denoting persons only shall include corporations, partnerships and unincorporated associations;

      1.2.2 references to clauses, paragraphs and Schedules are to be construed as references to clauses, paragraphs and Schedules of this Share Charge;

      1.2.3 references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns;

      1.2.4 references in this Share Charge to this Share Charge or any other document include references to this Share Charge or such other document as varied, supplemented, restated and/or replaced in any manner from time to time and/or any document which varies, supplements, restates and/or replaces it;

      1.2.5 references to "including" and "in particular" shall not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

      1.2.6 references to moneys, obligations and liabilities due, owing or incurred under the Loan Agreement shall include money, obligations and liabilities due, owing or incurred in respect of any extensions or increases in the amount of the facilities provided for therein or the obligations and liabilities imposed thereunder;

      1.2.7 expressions defined in the Companies Act 1963 shall have the same meanings in this Share Charge, except that the expression "company" shall include a body corporate established outside Ireland;

      1.2.8 any reference to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment of it for the time being in force;

      1.2.9 references to "law" shall include any present or future common law, statute, statutory instrument, treaty, regulation, directive, order, decree, other legislative measure, code, circular, notice, demand, or injunction binding on the persons to whom it is directed to comply;

      1.2.10 a "person" includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking or other association, organisation, trust or agency (whether or not having separate legal personality) or any two or more of the foregoing;

      1.2.11 "winding-up" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which the person concerned is incorporated, registered, established or carries on business or to which that person is subject;


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      1.2.12 reference to "writing" include any telex and facsimile transmission legibly received, except, unless the Lender otherwise agrees, in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "written" has corresponding meaning; and

      1.2.13 a time of day is a reference to Dublin time, unless otherwise stated.

1.3 Index and Headings:The index to and the headings in this Share Charge are inserted for convenience and shall not affect its interpretation.

2     COVENANT TO PAY

      2.1.1 Covenant to Pay:The Chargor hereby covenants that it will, on demand in writing made to it by Agent, on or following the making of a demand made in accordance with the Loan Agreement, pay or discharge to Agent on behalf of the Lender Group all money and liabilities now or in the future due, owing or incurred to the Lender Group pursuant to the Irish Loan Documents (other than under clause 2.1.2 of the Irish Debenture) by Subsidiary Borrower as and when the same fall due for payment,but which are not paid on their due date.

2.2 Demands from Agent:The making of one demand under this Share Charge will not preclude Agent from making any further demands.

3     CHARGING CLAUSE

3.1 Charging Clause:The Chargor as legal and beneficial owner hereby charges to Agent on behalf of the Lender Group as security for the payment or discharge of all Secured Sums by way of first fixed charge, all the Chargor's interest in the Investments.

3.2 Proviso for Redemption:On irrevocable and unconditional payment and discharge of all the Secured Sums and upon the Lender Group being under no further obligation to provide financial accommodation to the Group pursuant to the Irish Loan Documents, Agent will as soon as practicable at the request and cost of the Chargor execute such documents (or procure that its nominees execute such documents) as the Chargor may reasonably request which may be required to discharge the security created by this Share Charge.

4     DOCUMENTS AND VOTING RIGHTS

4.1 Deposit of Documents:Except as otherwise expressly agreed in writing by Agent, the Chargor shall:

      4.1.1 upon executing this Share Charge and, in relation to after acquired Charged Property, within 30 Business Days of receipt by the Chargor of the relevant documents of title, deposit with Agent, and Agent shall be entitled to retain all stock and share certificates and other documents evidencing, or documents of title relating to, the Charged Property together with stock transfer forms (or equivalent instruments of transfer), with the name of the transferee, the consideration and the


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            date left blank, but otherwise duly completed and executed by the person in whose name such certificate or document is, on the basis that Agent (or its nominee) shall be entitled to hold such certificates, documents, power of attorney and stock transfer forms (or equivalent instruments of transfer) until the Secured Sums have been irrevocably and unconditionally discharged in full (in accordance with Clause 3.2 (Proviso for Redemption)) and shall be entitled at any time after an Event of Default has occurred and is continuing to complete (pursuant to its powers in Clause 11 (Power of Attorney)) the stock transfer forms (or equivalent instruments of transfer) on behalf of Agent in favour of Agent or such other persons as it shall select; and

      4.1.2 execute and deliver to Agent such documents and transfers and give such instructions and perform such other acts as Agent may reasonably require at any time to constitute or perfect an equitable or legal charge (at Agent's option) over registered Charged Property or a pledge over bearer Charged Property, including any Charged Property which the Chargor elects to hold in any paperless transfer and settlement system or held in a clearing system.

4.2   Voting Rights:

      4.2.1 Unless and until an Event of Default occurs and is continuing:

            4.2.1.1 all voting and other rights attaching to any Charged Property shall continue to be exercised subject to Clause 5 (Negative Pledge) by the Chargor for so long as it remains the registered owner and the Chargor shall not permit any person other than itself or a reputable paperless transfer and settlement or clearing system, Agent or Agent's nominee to be registered as holder of any Charged Property; and

            4.2.1.2 if the Charged Property charged under this Share Charge is registered in the name of Agent, all voting and other rights attaching to it shall be exercised by Agent or its nominee in accordance with instructions in writing from time to time received from the Chargor;

            provided that the Chargor shall not exercise such voting rights in a manner which adversely affects the validity or enforceability of the security created by this Share Charge or would result in Agent or its nominee incurring any cost or expense or being subject to any liability unless previously indemnified to its satisfaction.

      4.2.2 Unless an Event of Default occurs and is continuing, the Chargor shall be entitled to receive and retain all dividends, distributions and other monies paid on or derived from the Charged Property.

      4.2.3 After an Event of Default occurs and for so long as such an Event of Default is continuing, Agent on behalf of the Lender Group shall be entitled to:

             4.2.3.1 receive and retain all dividends, distributions and other monies paid on the Charged Property; and


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             4.2.3.2 exercise or direct the exercise of the voting rights attached to any of the Charged Property in such manner as it considers fit. The Chargor shall after such time:

             4.2.3.2.1 comply, or procure the compliance, with any directions of
                       Agent in respect of the exercise of the voting rights attached to such Investments; and

             4.2.3.2.2 if Agent so requires by notice to the Chargor,
                       immediately deliver to Agent a form of proxy or other authority (in each case, in such form as Agent shall reasonably require) appointing such person as Agent shall select as proxy of the Chargor or, as the case may be, its nominee or otherwise enabling such person as Agent shall select to exercise such voting rights as shall be specified (whether generally or specifically) in the relevant notice.

4.3 Payment of Costs on Securities:The Chargor shall duly and promptly pay all costs, instalments or other payments which from time to time become due in respect of any Charged Property. In the case of any default by the Chargor in this respect Agent may, if it thinks fit, make any such payments on behalf of the Chargor, in which event any sums so paid shall be reimbursed on demand by the Chargor to Agent and until reimbursed shall bear interest in accordance with Clause 13.3 (Overdue Amounts) and shall be secured on the Charged Property.

4.4 Collection of Distributions:At any time following the registration of the Charged Property in the name of Agent or its nominee in accordance with Clause 4.2.1, Agent shall not be under any duty to ensure that any dividends, distributions or other monies payable in respect of the Charged Property are duly or promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on, or in respect of or in substitution for, any of the Charged Property.

4.5 Maintenance of Legal Validity:The Chargor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Share Charge and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and Ireland of this Share Charge.

5     NEGATIVE PLEDGE AND OTHER RESTRICTIONS

      The Chargor shall not, without the prior written consent of Agent (save as otherwise permitted by any Irish Loan Document):

      5.1.1 create, or agree or attempt to create, or permit to arise or subsist, any lien of any kind (save for Permitted Liens) or any trust over any of the Charged Property;


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      5.1.2 sell, transfer, assign or otherwise dispose of any of the Charged
            Property or the equity of redemption in respect of the Charged Property; or

      5.1.3 do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise materially prejudice the market value or collateral value of the Charged Property or the rights of Agent on behalf of the Lender Group hereunder.

6     FURTHER ASSURANCE

      To the extent required to comply with the Loan Agreement, the Chargor shall promptly following demand by Agent in writing, execute and deliver to Agent at the cost of the Chargor and in such form as Agent may reasonably require, such other documents as Agent may reasonably require to secure the payment of the Secured Sums, or to perfect or protect this Share Charge or facilitate its realisation or the exercise of Agent's rights thereunder, or following an Event of Default which is continuing, to vest title to any Charged Property in itself or its nominee or any purchaser and/or to create a legal mortgage over the Securities or Derivative Assets and to register such security or title in any applicable register in each case consistent with the jurisdiction in which such asset is situated and/or to facilitate the realisation of this security or Agent's rights under this Share Charge.

7     CONTINUING SECURITY

7.1 Continuing Security:This Share Charge shall be a continuing security, notwithstanding any intermediate payment or settlement of account or any other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of Lien, set-off or other rights exercisable by Agent on behalf of the Lender Group or Agent on behalf of the Lender Group as banker against any Group Company or any Lien, guarantee, indemnity and/or negotiable instrument now or in the future held by Agent on behalf of the Lenders. Agent shall not be bound to enforce any other Lien before enforcing the security created by this Share Charge. Section 17 of the Conveyancing Act 1881 shall not apply to this Share Charge.

7.2   Subrogation:- During the continuance of this Share Charge:

      7.2.1 any rights of the Chargor, by reason of the performance of any of its obligations under this Share Charge, the enforcement of any of the charges contained herein or any action taken pursuant to any rights of any person conferred by or pursuant to this Share Charge or by law (so far as they relate to any of the Charged Property, the Agent on behalf of the Lender Group as the person entitled to any of the charges contained herein, any receiver or any delegate of the Chargor):

      7.2.1.1 to be indemnified by any person; or

      7.2.1.2 to prove in respect of any liability in the winding-up of any person; or


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      7.2.1.3 to take the benefit of or enforce any security interest or guarantees or to exercise any rights of contribution,

              (all such rights the "Subrogation Rights") shall be exercised and enforced by the Chargor in such manner and on such terms, and only in such manner and on such terms, as Agent may require (and, without limitation, Agent shall be entitled to require the Chargor not to exercise or enforce any Subrogation Rights);

      7.2.2 any amount received by the Chargor as a result of any exercise of any Subrogation Rights shall be held in trust for and immediately paid to Agent on behalf of the Lender Group;

      Provided that no Subrogation Rights shall arise or exist, which if they did exist would constitute a right to be indemnified by, to prove in the winding-up of, to take the benefit of any Lien or guarantee granted by, or to exercise any rights of contribution against, Subsidiary Borrower, and the Chargor waives all its entitlement and rights to or in respect of any such Subrogation Rights.

      7.2.3 Waiver of Defences: The liabilities and obligations of the Chargor under this Share Charge shall remain in force irrespective of whatever dealings may occur between the Agent, the Lenders, the Chargor and Subsidiary Borrower including, without limitation, the granting of any additional time for the performance of any obligation, or the variation of any obligation.

8     POWERS OF SALE

8.1   Statutory Power of Sale to arise on Enforcement:The restrictions in
      Section 20 of the Conveyancing Act 1881 shall not apply to this Share Charge, but the statutory power of sale (as varied and extended by this Share Charge) shall (as between Agent and a purchaser from Agent), and the Agent shall have the power to appoint a receiver of the Charged Property (or the income thereof) which shall, arise immediately on the execution of this Share Charge without restrictions (statutory or otherwise) as to the giving of notice or otherwise. However, Agent shall not exercise such powers until the taking of action by the Agent under clause 9 of the Loan Agreement, but this provision shall not affect a purchaser or require him to ask whether a demand or appointment has been made.

8.2 Third Parties not to be concerned with validity of demand:No person dealing in good faith and for value with Agent, its agents or brokers, shall be concerned to enquire whether this Share Charge has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any Secured Sums remain due upon this Share Charge or have been validly demanded, or as to the necessity or expediency of any stipulations and conditions subject to which the sale of any Charged Property shall be made, or otherwise as to the propriety or regularity of the sale of any Charged Property, or to see to the application of any money paid to Agent, or its agents or brokers, and each such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.


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9     OPENING OF NEW ACCOUNTS

9.1 Ruling off of Accounts:On receiving notice that the Chargor has encumbered or disposed of any of the Charged Property, Agent may rule off such Chargor's account or accounts and open a new account or accounts in the name of the Chargor.

9.2 Credits not to reduce Indebtedness of Chargor:If Agent does not open a new account or accounts immediately on receipt of such notice, it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by the Chargor to Agent on behalf of the Lender Group shall be treated as having been credited to such new account or accounts and shall not operate to reduce the amount owing from the Chargor to Agent on behalf of the Lender Group at the time when it received such notice.

10    ENFORCEMENT

10.1 Statutory Powers:The powers conferred on mortgagees or receivers by the Conveyancing Act 1881 and the Companies Acts, 1963 to 2001 shall apply to the security constituted by this Share Charge except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such statutes, the powers contained in this Share Charge shall prevail.

10.2 Liability of Agent:Neither the Agent nor any receiver or delegate shall be liable to account as mortgagee in possession or otherwise for any money not actually received by it.

10.3 Redemption of Prior Charges: Agent at any time following the security constituted by this Share Charge becoming enforceable may redeem any and all prior Liens on or relating to the Charged Property or any part thereof or procure the transfer of such Liens to itself and may settle and pass the accounts of the person or persons entitled to the prior Liens. Any account so settled and passed shall be conclusive and binding on the Chargor.

10.4 Rights of Agent:All or any of the rights which are conferred by this Share Charge (either expressly or impliedly) upon a receiver may be exercised after the Share Charge becomes enforceable by Agent irrespective of whether Agent shall have taken possession or appointed a receiver of the Charged Property.

11    POWER OF ATTORNEY

11.1 Power of Attorney:The Chargor by way of security hereby irrevocably appoints Agent (whether or not a receiver has been appointed), and any receiver separately, as the attorney of the Chargor (with full power to appoint substitutes and to delegate), in its name and on its behalf, and as its act and deed or otherwise, at any time during the continuance of an Event of Default to:

      11.1.1 execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document; or


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      11.1.2 perform any act;

      which may be required of the Chargor under this Share Charge, or may be deemed necessary by such attorney, acting reasonably, for any purpose of this Share Charge or to enhance or perfect the security intended to be constituted by it or following an Event of Default, to convey or transfer legal ownership of any of the Charged Property (including the completion of the stock transfer forms referred to in Clause 4.1 (Deposit of Documents)).

11.2 Ratification:The Chargor undertakes, if so required, to ratify and confirm all acts done and transactions entered into by any attorney appointed under Clause 11.1 (Power of Attorney) in the proper exercise of its powers in accordance with this Share Charge.

11.3 Delegation:Agent may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by Agent under this Share Charge to any person or persons which it shall think fit and on such terms and conditions as it shall think fit (including power to sub-delegate) without liability for any act or omission by such delegate.

12    APPLICATION OF MONEY RECEIVED

12.1 Application of Recoveries:Any money received under the powers conferred by this Share Charge shall, subject to the discharge of any prior-ranking claims, be paid or applied in the following order of priority:

      12.1.1 in satisfaction of all costs, charges and expenses incurred, and payments made by Agent in connection with the exercise of its rights under this Share Charge (including any costs, charges and expenses incidental to the appointment of a receiver and the exercise of a receiver's rights and all remuneration payable to a receiver or liabilities of a receiver);

      12.1.2 in or towards satisfaction of the Secured Sums in the manner applicable under the Irish Loan Documents; and

      12.1.3 as to the surplus (if any), to the person or persons entitled to it.

12.2 Suspense Account:Agent may, in its absolute discretion on or at any time or times pending the payment to the Lender Group of the whole of the Secured Sums, place and keep to the credit of a separate or suspense account, bearing interest at a commercial rate, any money received, recovered or realised by Agent on behalf of the Lender Group by virtue of this Share Charge in such manner as Agent may determine without any obligation to apply it in or towards the discharge of any Secured Sum. That amount may be kept there (with any interest earned being credited to that account) until Agent is satisfied that all the Secured Sums have been discharged in full and that all facilities which might give rise to Secured Sums have terminated.


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13    COSTS AND INTEREST ON OVERDUE AMOUNTS

13.1 Indemnity: All costs, charges and liabilities (including all properly incurred professional fees and disbursements and value added tax and/or any similar tax) and all other sums paid or incurred by Agent or the Lender Group under or in connection with this Share Charge or the Irish Loan Documents, shall be recoverable (on a full indemnity basis) as a debt payable on demand from the Chargor, may be debited following non-payment of such sum(s) by the Chargor when due, or, if relevant, when demanded, without notice to any account of the Chargor, shall bear interest in accordance with the provisions of the Irish Loan Documents and shall be charged on the Charged Property. The Chargor shall indemnify Agent or the Lender Group against all properly incurred costs, charges and expenses arising out of any proceedings referable to the Chargor brought against Agent or the Lender Group or to which Agent or the Lender Group may be a party whether as plaintiffs or defendants or otherwise and which relate to any Charged Property. All amounts paid by the Chargor under this Share Charge shall be paid free and clear of any deduction or withholding on account of tax or any other amount (save to the extent required by law) and free of any set-off or counterclaim or otherwise. If the Chargor is required to make any deduction or withholding by law on any sum paid or payable by it to Agent on behalf of the Lenders under this Share Charge the sum payable by the Chargor in respect of which the deduction or withholding is required shall be increased to the extent necessary to ensure that Agent or the Lender Group receives on the due date and retains (free of any liability in respect of such deduction or withholding) a net sum equal to the sum it would have received and retained had no such deduction or withholding been required or made except where such deduction or withholding is permitted by the terms of the Loan Agreement and there is no corresponding obligation on the Subsidiary Borrower in the Loan Agreement to account to the Lender or Agent for such sum that has been withheld or deducted.

13.2 Types of Costs Recoverable: The costs recoverable by Agent under this Share Charge shall include:

      13.2.1 all costs properly incurred in preparing and administering this Share Charge or perfecting the security created by it;

      13.2.2 all costs (whether or not allowable on a taxation by the court) of all proceedings for the enforcement of this Share Charge or for the recovery or attempted recovery of the Secured Sums;

      13.2.3 all money properly expended and all properly incurred costs arising out of the exercise of any power, right or discretion conferred by this Share Charge; and

      13.2.4 all costs and losses arising from any default by the Chargor in the payment when due of any Secured Sums or the performance of its obligations under this Share Charge.

13.3 Overdue Amounts: Any overdue amounts secured by this Share Charge shall carry interest at the rate and in accordance with the terms contained in the Irish Loan


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      Documents in relation to overdue sums provided under Section 2.6(c) of the
      Loan Agreement or at such other rate agreed between the Chargor and Agent from time to time. In each case, such interest shall accrue on a day to day basis to the date of repayment in full and, if unpaid, shall be compounded on the terms so agreed (or in the absence of such agreed terms with monthly rests on Agent's usual monthly interest days). Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

13.4  Currency Indemnity:

      13.4.1 Moneys received or held by Agent pursuant to this Share Charge may, from time to time after demand has been made, be converted into such currency as Agent considers necessary or desirable to discharge the Secured Sums in that currency at such rate of exchange as may be applicable under the Loan Agreement or, if there is none, the prevailing spot rate of exchange of Wells Fargo Bank, N.A. or any successor thereto (as conclusively determined by Agent in accordance with the Loan Agreement) for purchasing the currency to be acquired with the existing currency.

      13.4.2 No payment to Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until Agent shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, Agent on behalf of the Lender Group shall have a further separate cause of action against the Chargor and shall be entitled to enforce this security to recover the amount of the shortfall.

      To the extent that the amount of any such payment shall on actual conversion into such currency exceed such obligation or liability expressed in that currency, Agent shall repay that excess to the Chargor.

14    SET-OFF

      14.1.1 Agent may at any time or times during the continuance of an Event of Default retain any money standing to the credit of the Chargor in any currency upon any account or otherwise (in any country and whether or not in the Chargor's name) as cover for any Secured Sums and at any time after an Event of Default without notice to the Chargor, and may set off, combine and/or consolidate all or any of such money with all or such part of the Secured Sums as Agent may select (whether presently payable or not), and purchase with any such money any other currency required to effect such combination.

      14.1.2 The Chargor irrevocably authorises Agent in its name and at its expense to perform such acts and sign such documents as may be required to give effect to any set-off or transfer pursuant to Clause 14.1, including the purchase with the


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

              money standing to the credit of any such account of such other currencies as may be necessary to effect such set off or transfer.

      14.1.3 The foregoing provisions of this clause shall be in addition to and without prejudice to such rights of set off, combination, consolidation, lien and other rights whatsoever conferred on the Lender Group by law.

15    TRANSFER

      Agent may transfer all or any part of its rights in relation to this Share Charge and the Secured Sums or otherwise grant an interest in them to any person to which it is entitled to make such a transfer under the Loan Agreement.

16    DISCLOSURE

      The Chargor irrevocably authorises Agent, at its discretion, at any time or from time to time, to disclose any information concerning the Chargor, this Share Charge and the Secured Sums to any prospective transferee or grantee referred to in Clause 15 (Transfer), or to any affiliate of the Agent or the Lenders and their officers, directors, employers, agents and advisors subject to such person undertaking to the Chargor, in manner, form and substance reasonably satisfactory to such Chargor, to keep such information confidential. Both Agent and any prospective transferee or grantee shall be entitled to diclose such information to their professional advisers.

      The above authority is without prejudice to any obligation of Agent to make disclosure imposed by law.

17    FORBEARANCE AND SEVERABILITY

17.1 No Waivers: All rights, powers and privileges under this Share Charge shall continue in full force and effect, regardless of the Agent exercising, delaying in exercising or omitting to exercise any of them.

17.2  Invalidity and Severability:

      17.2.1 None of the covenants and guarantees given and none of the charges created by the Chargor under this Share Charge shall be avoided or invalidated by reason only of one other or more of such covenants, guarantees or charges being invalid or unenforceable.

      17.2.2 Any provision of this Share Charge which for any reason is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Share Charge or the effectiveness of any provisions of this Share Charge under the laws of any jurisdiction.


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

18    VARIATIONS AND CONSENTS

18.1 Variations in Writing: No variation of this Share Charge shall be considered valid and as constituting part of this Share Charge, unless such variation shall have been made in writing and signed by Agent and the Chargor.

18.2 Variation: The expression "variation" shall include any variation, supplement, extension, deletion or replacement however effected.

18.3 Conditional Consents: Save as otherwise expressly specified in this Share Charge or the Loan Agreement, any consent of Agent may be given absolutely or on any terms and subject to any conditions as Agent may determine in its entire discretion.

19    SERVICE OF DEMANDS AND NOTICES

19.1 Notices to the Chargor: A demand for payment or any other communication to be given to the Chargor under this Share Charge may be made or given by any manager or officer of Agent and must be in writing addressed to the Chargor served on it at the address for service of the Chargor stated in the Second Schedule, or to the address last notified to Agent by the Chargor, or by facsimile transmission to the facsimile number stated in the Second Schedule, or to the facsimile number last notified to Agent by the Chargor or by any other form of electronic communication which may be available.

19.2 Notices to Agent: Any communication to be given to Agent under this Share Charge must be given to Agent in writing served on it at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, Los Angeles California 90404 USA (marked for the attention of Business Finance Division Manager) or by facsimile to facsimile number 00 1 310 453 7443 or the address or facsimile number last notified to the Chargor by Agent in writing.

19.3  Deemed Service:A notice or demand shall be deemed to be duly served on the
      Chargor:

      19.3.1  if delivered by hand, at the time of actual delivery;

      19.3.2 if transmitted by facsimile, at the time the facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee is received by the sender; or

      19.3.3 if sent by first class prepaid post, at noon on the third Business Day (or if sent by airmail, the fifth Business Day) following the day of posting and shall be effective even if it is misdelivered or returned undelivered;

      provided that, where delivery or transmission occurs after 6.00 pm in the place of delivery on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 am in the place of delivery on the next Business Day.

      In proving such service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the communication was correctly addressed and posted or


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

      that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

19.4 Service on Agent: Any communication to Agent shall be deemed to have been given only on actual receipt by it.

20    COUNTERPARTS

      This Share Charge may be executed by the parties in any number of copies, all of which taken together shall constitute a single Share Charge.

21    ADJUSTMENT OF ACCOUNT

      If the statement of account between Agent and the Chargor by reference to which any Secured Sums are calculated for the purposes of this Share Charge requires adjustment at any time because of any claim made against Agent by an officeholder then, notwithstanding any other provision of this Share Charge:

      21.1.1  the Chargor's liability to Agent will be correspondingly adjusted;

      21.1.2 Agent may treat any release or settlement made by it with the Chargor before any such adjustment is required as being of no effect; and

      21.1.3 Agent may recover from the Chargor such sum as will place the Lender Group in the same position as if such release or settlement had not been made.

      If any claim is made against Agent under any insolvency law with reference to this Share Charge, Agent may agree the claim or settle it on any terms it chooses without asking for the Chargor's agreement. If Agent does agree or settle such claim, the Chargor will be liable under this Share Charge as if a court order had been made containing the terms which Agent agreed or settled. The Chargor will be responsible for all costs and expenses which Agent or the Lender Group properly incurred in defending such a claim.

22    REPRESENTATIONS AND WARRANTIES

22.1 Representations and Warranties: The Chargor represents and warrants to Agent that:

      22.1.1 the Chargor is the sole, absolute and beneficial owner of the Charged Property, that no person save the Chargor has any right or interest of any sort whatsoever in or to the Charged Property and that there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Charged Property which would in any way fetter the rights of the Chargor under this Share Charge;

      22.1.2 the Securities are duly authorised, validly issued and fully paid and there are no monies or liabilities outstanding in respect of any of the Securities;


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

      22.1.3 the Securities constitute 100% of the entire issued ordinary share capital of Subsidiary Borrower, and constitute 100% of all of the shares in Subsidiary Borrower owned legally or beneficially by the Chargor;

      22.1.4 the transfer of the Securities or the charge over the Securities, each as contemplated by this Share Charge, is not prohibited by the constitutional documents of the Chargor;

      22.1.5 the Chargor is validly incorporated under the laws of Ireland and has the power and authority to enter into, perform and deliver this Share Charge and the arrangements contemplated hereby;

      22.1.6 this Share Charge constitutes its legal, valid and binding obligations, enforceable in accordance with its terms except enforcement may be limited by equitable principles or by insolvency or similar laws relating to or limiting the rights of creditors generally;

      22.1.7 in any proceedings taken in its jurisdiction of incorporation in relation to this Share Charge, the choice of the law of Ireland as the governing law of this Share Charge and any judgment obtained in Ireland will be recognised and enforced;

      22.1.8 the Chargor has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, court protection or re-organisation or for the appointment of a receiver, examiner, trustee or similar officer of it or of any or all of its assets or revenues;

      22.1.9 its execution of this Share Charge and exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige it to create any Lien over all or any of its present or future revenues or assets otherwise than as contemplated hereby; and

      22.1.10 its execution of this Share Charge constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

22.2  Times of Making Representations and Warranties

      The representations and warranties set out in Clause 22.1 (Representations and Warranties):

      22.2.1 will survive the execution of each Irish Loan Document and each drawdown under the Loan Agreement; and

      22.2.2 are made on the date hereof and are deemed to be repeated in accordance with Section 3.3(a) (Conditions Precedent to all Extensions of Credit) of the Loan Agreement with reference to the facts and circumstances then existing.


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

23    GOVERNING LAW AND SUBMISSION TO JURISDICTION

23.1 Governing Law:Any dispute, controversy, proceedings or claim of whatever nature arising out of or relating to, or breach of, this Share Charge shall be governed by and this Share Charge shall be construed in all respects in accordance with the laws of Ireland.

23.2  Submission to Jurisdiction:

      23.2.1 The Chargor irrevocably submits for the benefit of Agent to the non-exclusive jurisdiction of the courts of Ireland for the purpose of hearing and determining any proceedings arising out of this Share Charge.

      23.2.2 The Chargor hereby designates, appoints and empowers the Subsidary Borrower at 25-28 North Wall Quay, Dublin 1 (or such other address in Ireland as it may notify to Agent), marked for the attention of the company secretary, as its process service agent to accept service of process in Ireland in any proceedings, and agrees that failure by such agent to give notice of such service of process to the Chargor shall not impair or affect the validity of such service or any judgment based on it. If the appointment ceases to be effective in respect of the Chargor, the Chargor shall immediately appoint a further person in Ireland to accept service of process on its behalf in Ireland and, if it fails to make such appointment within 15 days, Agent shall be entitled to appoint such person by notice to the Chargor.

      23.2.3 The Chargor irrevocably agrees not to claim that any such court is not a convenient or appropriate forum and agrees that a judgment in proceedings brought in such courts shall be conclusive and binding upon them and may be enforced in any other jurisdiction.

23.3 Freedom of Choice:The submission to the jurisdiction of the courts referred to in Clause 23.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of Agent to take proceedings against the Chargor in the courts of any country in which the Chargor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

THIS SHARE CHARGE has been executed by the Chargor as a Deed and signed by Agent but shall only be treated as having been executed and delivered to take effect on the day and year first above written.

                                 FIRST SCHEDULE

100 ordinary shares of US$1 each held by the Chargor in Palm Global Operations Limited.

                                 SECOND SCHEDULE

The address of the Chargor for service of notice is

                  220 Wharfdale Road,
                  Wokingham,
                  Berkshire, RG41 5TB
                  Fax number: (44) 118 927 8791
                  For the attention of the Legal Department

                  With a copy to: Palm Inc.
                  5470 Great America Parkway
                  MS12106
                  Santa Clara CA95052

                  Fax number: 001 408 878 2790
                  For the attention of the General Counsel

CHARGOR

PRESENT when the Common Seal of             )
PALM IRELAND INVESTMENT                     )
(pursuant to a resolution of its board of   )   /s/ Judy Bruner
directors) was affixed hereto:              )  --------------------------
                                               (Directorr)

                                               /s/ Stephen Yu
                                               --------------------------
                                               (Director/Secretary)

AGENT

SIGNED by                                   )
for and on behalf of                        )
FOOTHILL CAPITAL                            )
CORPORATION as Agent                        )  /s/ John Nocita
                                               --------------------------
                                               (Authorised Officer)


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